Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF
A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
A TRUSTEE PURSUANT TO SECTION 305(b)(2)

J. P. MORGAN TRUST COMPANY,
NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

95-4655078
(State of incorporation if not a national bank)	(I.R.S. employer identification No.)
1999 Avenue of the Stars—Floor 26
Los Angeles, CA	90067
(Address of principal executive offices)	(Zip Code)
William H. McDavid General Counsel 270 Park Avenue New York, New York 10017 Tel: (212) 270-2611 (Name, address and telephone number of agent for service)

Precision Castparts Corp.
(Exact name of obligor as specified in its charter)

Oregon	93-0460598
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification No.)
4650 SW Macadam Avenue
Suite 440
Portland, OR	97239
(Address of principal executive offices)	(Zip Code)
Debt Securities (Title of the indenture securities)

Item 1. General Information.

        Furnish the following information as to the trustee:

  (a)
  Name and address of each examining or supervising authority to which it is subject.

    Comptroller of the Currency, Washington, D.C.
    Board of Governors of the Federal Reserve System, Washington, D.C.

  (b)
  Whether it is authorized to exercise corporate trust powers.

    Yes.

Item 2. Affiliations with Obligor.

        If the Obligor is an affiliate of the trustee, describe each such affiliation.

        None.

No responses are included for Items 3-15 of this Form T-1 because the Obligor is not in default as provided under Item 13.

Item 16. List of Exhibits.

        List below all exhibits filed as part of this statement of eligibility.

Exhibit 1.
Articles of Association of the Trustee as Now in Effect (see Exhibit 1 to Form T-1 filed in connection with Form 8K of the Southern California Water Company filing, dated December 7, 2001, which is incorporated by reference).
Exhibit 2.	Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 333-41329, which is incorporated by reference).
Exhibit 3.	Authorization of the Trustee to Exercise Corporate Trust Powers (contained in Exhibit 2).
Exhibit 4.
Existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Form 8K of the Southern California Water Company filing, dated December 7, 2001, which is incorporated by reference).
Exhibit 5.	Not Applicable
Exhibit 6.	The consent of the Trustee required by Section 321 (b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 333-41329, which is incorporated by reference).
Exhibit 7.	A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.
Exhibit 8.	Not Applicable
Exhibit 9.	Not Applicable

2

SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, J. P. Morgan Trust Company, National Association, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of San Francisco, and State of California, on the 4th day of February, 2004.

J. P. Morgan Trust Company, National Association
By	/s/ SHARON MCGRATH Sharon McGrath Authorized Officer

3

Exhibit 7 to Form T-1

Bank Call Notice

RESERVE DISTRICT NO. 2
CONSOLIDATED REPORT OF CONDITION OF

JPMorgan Chase Bank
of 270 Park Avenue, New York, New York 10017
and Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System,

at the close of business September 30, 2003, in
accordance with a call made by the Federal Reserve Bank of this
District pursuant to the provisions of the Federal Reserve Act.

Dollar Amounts in Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	$17,578
Interest-bearing balances	9,823
Securities:
Held to maturity securities	210
Available for sale securities	57,792
Federal funds sold and securities purchased under agreements to resell
Federal funds sold in domestic offices	9,491
Securities purchased under agreements to resell	91,241
Loans and lease financing receivables:
Loans and leases held for sale	35,681
Loans and leases, net of unearned income	$170,168
Less: Allowance for loan and lease losses	3,448
Loans and leases, net of unearned income and allowance	166,720
Trading Assets	178,938
Premises and fixed assets (including capitalized leases)	6,057
Other real estate owned	110
Investments in unconsolidated subsidiaries and associated companies	732
Customers' liability to this bank on acceptances outstanding	260
Intangible assets
Goodwill	2,198
Other Intangible assets	4,096
Other assets	57,193
TOTAL ASSETS	$638,120

LIABILITIES
Deposits
In domestic offices	$188,866
Noninterest-bearing	$76,927
Interest-bearing	111,939
In foreign offices, Edge and Agreement subsidiaries and IBF's	124,493
Noninterest-bearing	$6,439
Interest-bearing	118,054
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	4,679
Securities sold under agreements to repurchase	82,206
Trading liabilities	136,012
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)	24,937
Bank's liability on acceptances executed and outstanding	260
Subordinated notes and debentures	8,040
Other liabilities	31,270
TOTAL LIABILITIES	600,763
Minority Interest in consolidated subsidiaries	358
EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,785
Surplus (exclude all surplus related to preferred stock)	16,306
Retained earnings	18,875
Accumulated other comprehensive income	33
Other equity capital components	0
TOTAL EQUITY CAPITAL	36,999

TOTAL LIABILITIES, MINORITY INTEREST, AND EQUITY CAPITAL	$638,120

I, Joseph L. Sclafani, E.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

JOSEPH L. SCLAFANI

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

WILLIAM B. HARRISON, JR.	)
LAWRENCE A. BOSSIDY	)	DIRECTORS
ELLEN V. FUTTER	)